Exhibit 21.01    List of Subsidiaries of Adelphia Communications Corporation1

         ADELPHIA COMMUNICATIONS CORPORATION (Delaware corporation)

         ACP HOLDINGS, INC. (Delaware corporation)2

         ADELPHIA CABLEVISION, INC. (Pennsylvania corporation)
                  Crestwood Holdings, Inc. (Delaware corporation)
                  Manchester Cablevision, Inc. (New Jersey corporation)
                  Niagara Frontier Cable Television, Inc. (New York corporation) Western Reserve TV Co. (Ohio corporation)

         ADELPHIA COMMUNICATIONS INTERNATIONAL, INC. (Delaware corporation)

         ADELPHIA INTERNATIONAL II, L.L.C. (Delaware limited liability company)

         ADELPHIA INTERNATIONAL III, L.L.C. (Delaware limited liability company)

         ADELPHIA MOBILE PHONES, INC. (Delaware corporation)

         ADELPHIA TELECOMMUNICATIONS, INC. (Delaware corporation)

         ADELPHIA WESTERN NEW YORK HOLDINGS, L.L.C. (Delaware limited liability company)
                  Parnassos, L.P. (Delaware limited partnership)

         BLACKSBURG/SALEM CABLEVISION, INC. (Virginia corporation)

         BRAZAS COMMUNICATIONS, INC. (Delaware corporation)3
                  TMC Holdings Corp. (Delaware corporation)

         CENTRAL VIRGINIA CABLE, INC. (Delaware corporation)

         CHAUNCEY COMMUNICATIONS CORPORATION (Delaware corporation)
                  Clear Cablevision, Inc. (Delaware corporation)
                  International Cablevision, Inc. (New York corporation)4

         CHELSEA COMMUNICATIONS, INC. (Delaware corporation)5
                  Aurora Cable Vision, Inc. (New York corporation)
                  Better TV, Inc. of Bennington (Vermont corporation)
                  Campbell Communications, Inc. (Massachusetts corporation) Chautauqua County Cablevision, Inc. (New York corporation) Harbor Vue Cable TV, Inc. (New York corporation)
                  Kalamazoo County Cablevision, Inc. (Michigan corporation) Mass. Cablevision, Inc. (Massachusetts corporation)
                  Mt. Lebanon Cablevision, Inc. (Pennsylvania corporation)6 Multi-Channel T.V. Cable Company (Ohio corporation)
                  Pericles Communications Corporation (Delaware corporation) Mountain Cable Communications Corporation (Delaware
                   corporation)
                  Mountain Cable Company (Vermont limited partnership)
                  Rigpal Communications, Inc. (Pennsylvania corporation)
                  South Shore Cablevision, Inc. (Massachusetts corporation) Upper St. Clair Cablevision, Inc. (Pennsylvania corporation) Vermilion Cable Communications, Inc. (Ohio corporation) Adelphia Cablevision Associates, L.P. (Pennsylvania limited partnership)
                  Three Rivers Cable Associates, L.P. (Ohio limited partnership) Young's Cable TV Corporation (Vermont corporation)

         EMPIRE SPORTS PARTNERS (51% ownership interests) (Pennsylvania general partnership)

         EVANGELA CAPITAL CORP. (New York corporation)

         GLOBAL ACQUISITION PARTNERS, L.P. (Delaware limited partnership)

         GLOBAL CABLEVISION, INC. (Delaware corporation)

         GRAND ISLAND CABLE, INC. (Delaware corporation)

         HYPERION TELECOMMUNICATIONS, INC. (66% owned) (Delaware corporation)
                  Hyperion Enhanced Networks of Virginia, Inc. (Delaware
                   corporation)
                  Hyperion Telecommunications of Arkansas, Inc. (Delaware
                   corporation)
                           Entergy Hyperion Telecommunications of Arkansas,
                            L.L.C. (50% owned) (an Arkansas limited liability company)
                  Hyperion Telecommunications of Florida, Inc. (Florida
                   corporation)
                           MediaOne Fiber Technologies, Inc. (20% owned)
                              (Florida corporation)
                  Hyperion Telecommunications of Kansas, Inc. (Delaware
                   corporation)
                           Multimedia Hyperion Telecommunications (49.9% owned)
                            (Kansas general partnership)
                  Hyperion Telecommunications of Kentucky, Inc. (Delaware
                   corporation)
                           Hyperion Telecommunications of Lexington, Inc.
                             (Delaware corporation)
                           Hyperion Telecommunications of Louisville, Inc.
                             (Delaware corporation)
                  Hyperion Telecommunications of Louisiana, Inc. (Delaware
                   corporation)
                           Entergy Hyperion Telecommunications of Louisiana,
                            L.L.C. (50% owned) (an Arkansas limited liability company)
                  Hyperion Telecommunications of Mississippi, Inc. (Delaware
                   corporation)
                           Entergy Hyperion Telecommunications of Mississippi,
                            L.L.C. (50% owned) (an Arkansas limited liability company)
                  Hyperion Telecommunications of New Jersey, Inc. (Delaware
                   corporation)
                           Hyperion Telecommunications of Central New Jersey,
                            Inc. (Delaware corporation)
             Hyperion Telecommunications of New York, Inc. (Delaware
                   corporation)
                           Hyperion Telecommunications of Albany, Inc.
                             (Delaware corporation)
                           Hyperion Telecommunications of Buffalo, Inc.
                             (Delaware corporation)
                           Hyperion Telecommunications of Syracuse, Inc.
                             (Delaware corporation)
                  Hyperion Telecommunications of Pennsylvania, Inc. (Delaware
                   corporation)
                           PECO Hyperion Telecommunications (50% owned)
                            (Pennsylvania general partnership)
                           Hyperion Susquehanna Telecommunications (50% owned)
                            (Pennsylvania general partnership)
                           Allegheny Hyperion Telecommunications, L.L.C.
                            (50% owned) (Pennsylvania limited liability company)
                           Hyperion Telecommunications of Harrisburg, Inc.
                             (Delaware corporation)
                 Hyperion Telecommunications of Tennessee, Inc.
                   (Delaware corporation)
                           AVR of Tennessee, L.P. d/b/a Hyperion of Tennessee,
                            L.P. (95% owned) (California limited partnership)
                  Hyperion Telecommunications of Vermont, Inc. (Delaware
                   corporation)
                  Hyperion Telecommunications of Virginia, Inc. (Virginia
                   corporation)
                           MediaOne of Virginia (37% owned) (Virginia general
                            partnership)

         KITTANNING CABLEVISION, INC. (Delaware corporation)7

         LOUISA CABLEVISION, INC. (Delaware corporation)
                  Greater Louisa County Cable (Pennsylvania general partnership)

         MARTHA'S VINEYARD CABLEVISION, L.P. (50.1% owned) (Massachusetts limited partnership)

         MERCURY COMMUNICATIONS, INC. (Delaware corporation)

         NORTHEAST CABLE, INC.  (Delaware corporation)7

         ORCHARD PARK CABLEVISION, INC. (Delaware corporation)

         PAGETIME, INC. (Delaware corporation)

         ROBINSON/PLUM CABLEVISION, L.P. (Pennsylvania limited partnership)

         SABRES, INC. (Delaware corporation)

         SOUTHWEST VIRGINIA CABLE, INC. (Delaware corporation)

         ST. MARY'S CABLEVISION, INC. (50% owned) (Pennsylvania corporation)

         TAURUS COMMUNICATIONS, INC. (North Carolina corporation)

         TRI COUNTY CAPITAL CORP. (New York corporation)

         TRI STATES, L.L.C. (Delaware limited liability company)

         UCA CORP. (Delaware corporation)
                  UltraCom of Montgomery County, Inc. (Delaware corporation) VanBuren County Cablevision, Inc. (Pennsylvania corporation) Multi-Channel TV Cable Co. of Virginia (Delaware corporation) Lorain Cable Television, Inc. (Ohio corporation)
                  Valley Cablevision, Inc. (Delaware corporation)

         U.S. TELE-MEDIA INVESTMENT COMPANY (Pennsylvania corporation)

         VIRGINIA ACQUISITION CORP. (Delaware corporation)

         WELLSVILLE CABLEVISION, L.L.C. (Delaware limited liability company)

         WNY CAPITAL CORP. (New York corporation)

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1 Adelphia Communications Corporation and its subsidiaries operate under the name "Adelphia Cable Communications." Ownership of subsidiaries is indicated by indentations. Ownership of each subsidiary is 100% unless otherwise indicated parenthetically or by footnote.

2 ACP Holdings, Inc. is the managing general partner of, and holds partnership interests in, Olympus Communications, L.P., a Delaware limited partnership which is not consolidated with Adelphia Communications Corporation. Olympus Communications, L.P. owns 99.98% of the partnership interests of Adelphia Cable Partners, L.P. (a Delaware limited partnership), 99.9% of the partnership interests in West Boca Acquisition Limited Partnership (a Delaware limited partnership), Telesat Acquisition Limited Partnership (a Delaware limited partnership), National Cable Acquisition Associates, L.P. (Delaware limited partnership) and of Leadership Acquisition, L.P. (a Delaware limited partnership), and 100% of the stock of Olympus Capital Corporation (Delaware corporation), Olympus Communications Holdings, L.L.C. (Delaware limited liability company) and Adelphia Telecomm of Florida, Inc. (Delaware corporation). Adelphia Cable Partners, L.P. owns 100% of the stock of Southeast Florida Cable, Inc. (a Florida corporation) and 50% general partnership interest in Key Biscayne Cablevision (a Pennsylvania general partnership). Southeast Florida Cable, Inc. owns 100% of the stock of Mercom of Florida, Inc. (Florida corporation) and Palm Beach Group Cable, Inc. which owns a 50% general partnership interest in Palm Beach Group Cable Joint Venture, both Florida entities. West Boca Acquisition Limited Partnership owns 100% of the stock of West Boca Security, Inc. (a Delaware corporation) and 50.36% limited partnership interest in Starpoint Limited Partnership (a Pennsylvania limited partnership). Starpoint Limited Partnership owns 100% of the stock of Cable Sentry Corporation (a Florida corporation) and Automatic Alarms Company, Inc. (Florida corporation).

3 Brazas Communications, Inc. owns 100% of the non-voting common stock and 100% of the non-voting preferred stock of TeleMedia Company Holdings, Inc. (a Delaware corporation), which owns 100% of the stock of TeleMedia Company of Western Connecticut (a Connecticut corporation).

4 International Cablevision, Inc. owns a 50% general partnership interest in Western New York Cable Advertising, L.P. (a Delaware limited partnership).

5   Chelsea Communications, Inc. holds a 27.43% interest as General Partner in
Adelphia Cablevision Associates, L.P.; in addition, the following entities hold the following percentage interest as limited partners: Aurora Cable Vision, Inc. (14.37%), Mass. Cablevision, Inc. (31.09%), Kalamazoo County Cablevision, Inc. (10.78%), and Vermilion Cable Communications, Inc. (16.33%). Chelsea Communications, Inc. also owns a 61% general partnership interest in Media Partners of Massachusetts.

6 Mt. Lebanon Cablevision, Inc. owns a 75% partnership interest in Three Rivers Cable Associates, L.P. (an Ohio limited partnership).

7   Northeast Cable, Inc. and Kittanning Cablevision, Inc. own partnership interests of 99% and 1%, respectively, in Robinson/Plum Cablevision, L.P. (a Pennsylvania limited partnership).









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